Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
July 26, 2016	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2016 Results

and Increased Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter and six months ended June 30, 2016. The Company reported net income available to common shareholders of $6.26 million, or $0.36 per diluted common share for the quarter ended June 30, 2016, which represents a 9.09% increase in per share earnings compared to the same quarter of 2015. Net income available to common shareholders was $12.34 million, or $0.70 per diluted common share for the six months ended June 30, 2016, which represents a 9.38% increase in per share earnings compared to the same period of 2015.

The Company also announced today that the Board of Directors declared a quarterly cash dividend to common shareholders of sixteen cents ($0.16) per common share, an increase of 14.29% over the most recent cash dividend. The quarterly dividend is payable to common shareholders of record on August 5, 2016, and is expected to be paid on or about August 19, 2016. The current year marks the 31st consecutive year of cash dividends paid to stockholders.

On July 15, 2016, the Company completed the previously announced branch exchange with First Bank, North Carolina, pursuant to which First Community Bank (the “Bank”) sold six branches in the Winston-Salem and Mooresville areas of North Carolina and acquired seven branches in Southwestern Virginia.

Second Quarter 2016 Highlights

●	Income Statement
o	Net income available to common shareholders increased $80 thousand to $6.26 million, or 1.30%, compared to the same quarter of 2015.
o	Diluted earnings per share increased $0.03, or 9.09%, to $0.36 compared to the same quarter of 2015.
o	Core diluted earnings per common share increased $0.06 to $0.38 compared to the same quarter of 2015.
o	Net interest margin increased 18 basis points to 4.08%, while normalized net interest margin increased 14 basis points to 3.81% compared to the same quarter of 2015.
o	Second quarter 2016 efficiency ratio was 65.19%, a significant decrease from the same quarter of 2015. The non-GAAP efficiency ratio improved 16 basis points to 61.55% compared to the same quarter of 2015.

●	Balance Sheet
o	The non-covered loan portfolio increased $109.89 million, or 6.77%, compared to December 31, 2015.
o	Book value per common share increased $0.53 to $19.48 compared to December 31, 2015.
o	The Company repurchased 493,812 common shares during the quarter resulting in 981,551 shares repurchased year-to-date. Since June 30, 2013, the Company has repurchased 4.12 million shares.
o	The Company and its subsidiary bank both significantly exceed regulatory “well capitalized” targets as of June 30, 2016.

●	Asset Quality
o	Annualized net charge-offs were only 0.02% of average loans compared to 0.06% for the same period of the prior year.
o	Delinquent loans as a percentage of total loans decreased 15 basis points to 1.26% compared to the same period of 2015.
o	Non-covered delinquent loans as a percentage of total non-covered loans decreased 13 basis points to 1.26% compared to the same period of 2015.
o	Total nonperforming assets decreased $3.79 million compared to December 31, 2015, and decreased $6.13 million compared to June 30, 2015.
o	Total non-covered nonperforming assets decreased $1.80 million compared to December 31, 2015, and decreased $2.38 million compared to June 30, 2015.
o	A net loan loss provision of $722 thousand was recognized to cover net charge-offs and the continued loan growth experienced during the quarter.

1

Financial Performance

CONDENSED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Amounts in thousands, except share and per share data)	2016	2016	2015	2015	2015	2016	2015
Interest income
Interest and fees on loans	$22,237	$21,573	$21,633	$22,259	$21,826	$43,810	$43,740
Interest on securities	1,891	1,957	2,023	2,056	2,073	3,848	4,124
Interest on deposits in banks	9	20	21	33	80	29	213
Total interest income	24,137	23,550	23,677	24,348	23,979	47,687	48,077
Interest expense
Interest on deposits	1,087	1,114	1,202	1,384	1,562	2,201	3,292
Interest on borrowings	1,359	1,325	1,300	1,295	1,347	2,684	2,876
Total interest expense	2,446	2,439	2,502	2,679	2,909	4,885	6,168
Net interest income	21,691	21,111	21,175	21,669	21,070	42,802	41,909
Provision for loan losses	722	1,187	434	381	276	1,909	1,376
Net interest income after provision	20,969	19,924	20,741	21,288	20,794	40,893	40,533
Noninterest income
Wealth management	810	684	744	790	775	1,494	1,441
Service charges on deposits	3,361	3,291	3,563	3,744	3,507	6,652	6,410
Other service charges and fees	2,054	2,010	2,058	1,974	2,005	4,064	4,013
Insurance commissions	1,600	2,191	1,563	1,650	1,559	3,791	3,686
Net impairment losses recognized in earnings	(11)	-	-	-	-	(11)	-
Net (loss) gain on sale of securities	(79)	1	(7)	(39)	213	(78)	190
Net FDIC indemnification asset amortization	(1,328)	(1,159)	(1,200)	(1,768)	(1,846)	(2,487)	(3,411)
Other operating income	623	885	762	723	1,924	1,508	2,644
Total noninterest income	7,030	7,903	7,483	7,074	8,137	14,933	14,973
Noninterest expense
Total noninterest expense	18,722	18,814	19,083	19,019	20,289	37,536	38,069
Income before income taxes	9,277	9,013	9,141	9,343	8,642	18,290	17,437
Income tax expense	3,022	2,929	2,993	3,084	2,467	5,951	5,304
Net income	6,255	6,084	6,148	6,259	6,175	12,339	12,133
Dividends on preferred stock	-	-	-	-	-	-	105
Net income available to common shareholders	$6,255	$6,084	$6,148	$6,259	$6,175	$12,339	$12,028

Earnings per common share
Basic	$0.36	$0.34	$0.34	$0.34	$0.33	$0.70	$0.64
Diluted	0.36	0.34	0.34	0.34	0.33	0.70	0.64
Cash dividends per common share	0.14	0.14	0.14	0.14	0.13	0.28	0.26
Weighted average shares outstanding
Basic	17,414,320	17,859,197	18,193,824	18,470,348	18,831,907	17,636,783	18,733,288
Diluted	17,462,845	17,892,531	18,226,719	18,500,975	18,860,284	17,675,128	19,095,408
Performance ratios
Return on average assets	1.02%	0.99%	0.99%	1.00%	0.97%	1.00%	0.94%
Return on average common equity	7.47%	7.15%	7.05%	7.18%	7.08%	7.31%	7.01%
Return on average tangible common equity(1)	10.88%	10.34%	10.17%	10.38%	10.19%	10.60%	10.16%

(1)	A non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and preferred stock liquidation preference.

2

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
(Amounts in thousands, except per share data)
Net income, GAAP	$6,255	$6,084	$6,148	$6,259	$6,175	$12,339	$12,133
Non-GAAP adjustments:
Merger, acquisition, and divestiture expense	410	39	-	-	-	449	86
Net loss (gain) on sale of securities	79	(1)	7	39	(213)	78	(190)
FHLB debt prepayment fees	-	-	-	-	1,702	-	1,702
Net impairment losses recognized in earnings	11	-	-	-	-	11	-
Other non-core, non-recurring items	-	(240)	31	(75)	(930)	(240)	(960)
Total adjustments to core earnings	500	(202)	38	(36)	559	298	638
Tax effect	184	(74)	14	(13)	631	110	660
Core earnings, non-GAAP(1)	$6,571	$5,956	$6,172	$6,236	$6,103	$12,527	$12,111

Core diluted earnings per common share	$0.38	$0.33	$0.34	$0.34	$0.32	$0.71	$0.63
Performance ratios
Core return on average assets	1.07%	0.97%	0.99%	1.00%	0.96%	1.02%	0.95%
Core return on average common equity	7.85%	7.00%	7.08%	7.16%	7.00%	7.42%	7.06%
Core return on average tangible common equity(2)	11.43%	10.12%	10.21%	10.34%	10.07%	10.77%	10.23%

(1)	A non-GAAP financial measure that excludes gains, losses, and impairment losses on securities; goodwill and intangible impairment; taxes; and other non-recurring income and expense items from net income.
(2)	A non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and preferred stock liquidation preference.

Net income available to common shareholders increased $80 thousand, or 1.30%, to $6.26 million for the second quarter of 2016 from $6.18 million for the same quarter of 2015. Diluted earnings per common share increased $0.03 to $0.36 for the second quarter of 2016 from $0.33 for the same quarter of 2015. The increase in net interest income was a result of a $621 thousand increase in net interest income and a $1.57 million decrease in noninterest expense offset by a $1.11 million decrease in noninterest income, a $446 thousand increase in the provision for loan losses, and a $555 thousand increase in income tax expense. The increase in net interest income was primarily due to decreases in deposit and borrowing costs. Noninterest income during the second quarter of 2015 included a net death benefit of approximately $1.14 million from the maturity of a life insurance policy.

3

Net Interest Income and Margin

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended June 30,
	2016			2015
	Average		Average Yield/	Average	Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,775,435	$22,263	5.04%	$1,671,476	$21,862	5.25%
Securities available for sale	336,510	2,195	2.62%	362,366	2,418	2.68%
Securities held to maturity	72,331	191	1.06%	72,742	196	1.08%
Interest-bearing deposits	5,184	9	0.70%	120,025	80	0.27%
Total earning assets	2,189,460	24,658	4.53%	2,226,609	24,556	4.42%
Other assets	283,945			311,437
Total assets	$2,473,405			$2,538,046

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$339,365	$60	0.07%	$340,517	$51	0.06%
Savings deposits	542,238	63	0.05%	538,717	101	0.08%
Time deposits	518,163	964	0.75%	655,243	1,410	0.86%
Total interest-bearing deposits	1,399,766	1,087	0.31%	1,534,477	1,562	0.41%
Borrowings
Federal funds purchased	9,078	14	0.62%	-	-	-
Retail repurchase agreements	65,718	12	0.07%	70,328	17	0.10%
Wholesale repurchase agreements	50,000	469	3.77%	50,000	468	3.75%
FHLB advances and other borrowings	132,459	864	2.62%	86,592	862	3.99%
Total borrowings	257,255	1,359	2.12%	206,920	1,347	2.61%
Total interest-bearing liabilities	1,657,021	2,446	0.59%	1,741,397	2,909	0.67%
Noninterest-bearing demand deposits	460,255			428,442
Other liabilities	19,520			20,072
Total liabilities	2,136,796			2,189,911
Stockholders' equity	336,609			348,135
Total liabilities and stockholders' equity	$2,473,405			$2,538,046
Net interest income, FTE		$22,212			$21,647
Net interest rate spread			3.94%			3.75%
Net interest margin			4.08%			3.90%

(1)	Fully taxable equivalent ("FTE") basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

4

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Six Months Ended June 30,
	2016			2015
	Average		Average Yield/	Average	Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,752,918	$43,862	5.03%	$1,674,778	$43,816	5.28%
Securities available for sale	345,546	4,463	2.60%	346,792	4,831	2.81%
Securities held to maturity	72,421	385	1.07%	69,351	382	1.11%
Interest-bearing deposits	10,388	29	0.56%	164,201	213	0.26%
Total earning assets	2,181,273	48,739	4.49%	2,255,122	49,242	4.40%
Other assets	290,551			315,126
Total assets	$2,471,824			$2,570,248

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$340,945	$117	0.07%	$346,099	$104	0.06%
Savings deposits	539,004	129	0.05%	532,740	206	0.08%
Time deposits	525,899	1,955	0.75%	676,519	2,982	0.89%
Total interest-bearing deposits	1,405,848	2,201	0.31%	1,555,358	3,292	0.43%
Borrowings
Federal funds purchased	6,251	20	0.64%	-	-	-
Retail repurchase agreements	71,855	25	0.07%	69,097	38	0.11%
Wholesale repurchase agreements	50,000	937	3.77%	50,000	931	3.75%
FHLB advances and other borrowings	120,236	1,702	2.85%	96,551	1,907	3.98%
Total borrowings	248,342	2,684	2.17%	215,648	2,876	2.69%
Total interest-bearing liabilities	1,654,190	4,885	0.59%	1,771,006	6,168	0.70%
Noninterest-bearing demand deposits	454,552			427,881
Other liabilities	23,652			20,696
Total liabilities	2,132,394			2,219,583
Stockholders' equity	339,430			350,665
Total liabilities and stockholders' equity	$2,471,824			$2,570,248
Net interest income, FTE		$43,854			$43,074
Net interest rate spread			3.90%			3.70%
Net interest margin			4.04%			3.85%

(1)	Fully taxable equivalent ("FTE") basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

5

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended June 30,
	2016		2015
(Amounts in thousands)	Interest(1)	Average Yield/ Rate(1)	Interest(1)	Average Yield/ Rate(1)
Earning assets
Loans(2)	$22,263	5.04%	$21,862	5.25%
Accretion income	2,248		2,416
Less: cash accretion income	786		1,134
Non-cash accretion income	1,462		1,282
Loans, normalized(3)	20,801	4.71%	20,580	4.94%
Other earning assets	2,395	2.33%	2,694	1.95%
Total earning assets	23,196	4.26%	23,274	4.19%
Total interest-bearing liabilities	2,446	0.59%	2,909	0.67%
Net interest income, FTE(3)	$20,750		$20,365
Net interest rate spread, normalized(3)		3.67%		3.52%
Net interest margin, normalized(3)		3.81%		3.67%

(1)	FTE basis based on the federal statutory rate of 35%.
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.
(3)	Normalized totals are non-GAAP financial measures that exclude non-cash loan interest accretion related to PCI loans.

	Six Months Ended June 30,
	2016		2015
(Amounts in thousands)	Interest(1)	Average Yield/ Rate(1)	Interest(1)	Average Yield/ Rate(1)
Earning assets
Loans(2)	$43,862	5.03%	$43,816	5.28%
Accretion income	4,500		5,255
Less: cash accretion income	1,591		2,230
Non-cash accretion income	2,909		3,025
Loans, normalized(3)	40,953	4.70%	40,791	4.91%
Other earning assets	4,877	2.29%	5,425	1.89%
Total earning assets	45,830	4.23%	46,216	4.13%
Total interest-bearing liabilities	4,885	0.59%	6,168	0.70%
Net interest income, FTE(3)	$40,945		$40,048
Net interest rate spread, normalized(3)		3.63%		3.43%
Net interest margin, normalized(3)		3.77%		3.58%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.
(3)	Normalized totals are non-GAAP financial measures that exclude non-cash loan interest accretion related to PCI loans.

The tax equivalent net interest margin increased 18 basis points, or 4.62%, to 4.08% and the normalized net interest margin, which excludes non-cash loan interest accretion, increased 14 basis points, or 3.81%, to 3.81% for the second quarter of 2016 compared to the same quarter of 2015. The tax equivalent yield on loans decreased 21 basis points to 5.04% while the average balance increased $103.96 million, or 6.22%, to $1.78 billion. The increase in average loans was primarily due to continued growth in the non-covered loan portfolio. Non-cash purchased credit impaired (“PCI”) loan interest accretion increased $180 thousand, or 14.04%, to $1.46 million for the second quarter of 2016 from $1.28 million for the same quarter of 2015 due to several large loan payoffs. The normalized yield on loans decreased 23 basis points to 4.71%. The average rate paid on interest-bearing liabilities decreased 8 basis points to 0.59% and the average balance decreased $84.38 million, or 4.85%, to $1.66 billion. The decrease in average interest-bearing liabilities included a $134.71 million decrease in average interest-bearing deposits, primarily time deposit accounts, offset by a $50.34 million increase in average borrowings.

6

Noninterest Income and Expense

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Amounts in thousands)	2016	2016	2015	2015	2015	2016	2015
Noninterest income
Wealth management	810	684	744	790	775	1,494	1,441
Service charges on deposits	3,361	3,291	3,563	3,744	3,507	6,652	6,410
Other service charges and fees	2,054	2,010	2,058	1,974	2,005	4,064	4,013
Insurance commissions	1,600	2,191	1,563	1,650	1,559	3,791	3,686
Net impairment losses recognized in earnings	(11)	-	-	-	-	(11)	-
Net (loss) gain on sale of securities	(79)	1	(7)	(39)	213	(78)	190
Net FDIC indemnification asset amortization	(1,328)	(1,159)	(1,200)	(1,768)	(1,846)	(2,487)	(3,411)
Other operating income	623	885	762	723	1,924	1,508	2,644
Total noninterest income	7,030	7,903	7,483	7,074	8,137	14,933	14,973
Noninterest expense
Salaries and employee benefits	10,198	10,475	10,268	9,971	9,693	20,673	19,386
Occupancy expense	1,359	1,531	1,413	1,443	1,427	2,890	2,961
Furniture and equipment expense	1,109	1,096	1,345	1,259	1,358	2,205	2,595
Amortization of intangibles	277	278	281	281	279	555	556
FDIC premiums and assessments	372	374	332	377	389	746	804
FHLB debt prepayment fees	-	-	-	-	1,702	-	1,702
Merger, acquisition, and divestiture expense	410	39	-	-	-	449	86
Other operating expense	4,997	5,021	5,444	5,688	5,441	10,018	9,979
Total noninterest expense	18,722	18,814	19,083	19,019	20,289	37,536	38,069

Noninterest income decreased $1.11 million, or 13.60%, for the second quarter of 2016 compared to the same quarter of 2015. The decrease was largely due to a $1.30 million, or 67.62%, decrease in other operating income offset by a $518 thousand decrease in net negative amortization related to the FDIC indemnification asset as a result of continuing better than expected performance in the covered loan portfolio. The Company recognized OTTI charges of $11 thousand associated with certain equity securities. Other operating income included a net death benefit of approximately $1.14 million from the maturity of a life insurance policy during the second quarter of 2015.

Noninterest expense decreased $1.57 million, or 7.72%, for the second quarter of 2016 compared to the same quarter of 2015. The decrease was largely due to FHLB debt prepayment fees of $1.70 million incurred during the second quarter of 2015 coupled with a $444 thousand decrease in other operating expense offset by a $505 thousand increase in salaries and employee benefits and expenses related to the branch swap with First Bank of $410 thousand. The decrease in other operating expense included a $415 thousand decrease in the net loss on sales and expenses associated with other real estate owned (“OREO”).

7

Efficiency Ratio

 EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
(Amounts in thousands)
Noninterest expense, GAAP	$18,722	$18,814	$19,083	$19,019	$20,289	$37,536	$38,069
Non-GAAP adjustments
Merger, acquisition, and divestiture expense	(410)	(39)	-	-	-	(449)	(86)
FHLB debt prepayment fees	-	-	-	-	(1,702)	-	(1,702)
OREO expense and net loss	(247)	(711)	(475)	(1,220)	(416)	(958)	(743)
Other non-core, non-recurring items	(30)	(174)	(61)	15	(213)	(204)	(213)
Adjusted noninterest expense	18,035	17,890	18,547	17,814	17,958	35,925	35,325

Net interest income, GAAP	21,691	21,111	21,175	21,669	21,070	42,802	41,909
Noninterest income, GAAP	7,030	7,903	7,483	7,074	8,137	14,933	14,973
Non-GAAP adjustments
Tax equivalency adjustment	521	531	548	565	1,249	1,052	1,837
Net impairment losses recognized in earnings	11	-	-	-	-	11	-
Net loss (gain) on sale of securities	79	(1)	7	39	(213)	78	(190)
Other non-core, non-recurring items	(30)	(414)	(30)	(60)	(1,143)	(444)	(1,173)
Adjusted net interest and noninterest income	29,302	29,130	29,183	29,287	29,100	58,432	57,356

Non-GAAP efficiency ratio(1)	61.55%	61.41%	63.55%	60.83%	61.71%	61.48%	61.59%
GAAP efficiency ratio	65.19%	64.84%	66.59%	66.17%	69.47%	65.01%	66.93%

(1)	A non-GAAP financial measure computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income.

8

Balance Sheet and Capital

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands, except per share data)	2016	2016	2015	2015	2015
Assets
Total cash and cash equivalents	44,301	39,587	51,787	62,024	92,602
Securities available for sale	322,699	338,469	366,173	382,212	376,191
Securities held to maturity	72,239	72,485	72,541	72,596	72,652
Loans held for sale	-	-	-	523	913
Loans held for investment, net of unearned income
Non-covered	1,733,398	1,685,891	1,623,506	1,600,271	1,564,655
Covered	68,585	76,538	83,035	90,203	102,634
Less allowance for loan losses	(21,099)	(20,467)	(20,233)	(20,127)	(20,258)
Loans held for investment, net	1,780,884	1,741,962	1,686,308	1,670,347	1,647,031
FDIC indemnification asset	16,431	18,787	20,844	22,049	23,653
Premises and equipment, net	50,199	50,799	52,756	53,442	54,112
Other real estate owned, non-covered	4,187	5,313	4,873	5,088	7,434
Other real estate owned, covered	2,017	2,279	4,034	4,079	5,382
Interest receivable	6,115	5,968	6,007	5,910	6,119
Goodwill	100,486	100,486	100,486	100,810	100,810
Other intangible assets	4,688	4,965	5,243	5,583	5,865
Other assets	91,082	89,187	91,224	93,453	99,034
Total assets	$2,495,328	$2,470,287	$2,462,276	$2,478,116	$2,491,798

Liabilities
Deposits
Noninterest-bearing	$451,003	$453,336	$451,511	$442,021	$424,438
Interest-bearing	1,373,412	1,421,329	1,421,748	1,460,881	1,495,783
Total deposits	1,824,415	1,874,665	1,873,259	1,902,902	1,920,221
Interest, taxes, and other liabilities	25,553	24,576	26,630	25,356	23,852
Federal funds purchased	42,000	18,000	-	-	-
Securities sold under agreements to repurchase	113,392	134,661	138,614	124,076	122,158
FHLB borrowings	140,000	65,000	65,000	65,000	65,000
Other borrowings	15,756	15,756	15,756	15,955	15,999
Total liabilities	2,161,116	2,132,658	2,119,259	2,133,289	2,147,230

Stockholders' equity
Common stock	21,382	21,382	21,382	21,382	21,382
Additional paid-in capital	227,791	227,725	227,692	227,621	227,616
Retained earnings	163,030	159,223	155,647	152,046	148,378
Treasury stock, at cost	(74,974)	(64,968)	(56,457)	(52,484)	(46,610)
Accumulated other comprehensive loss	(3,017)	(5,733)	(5,247)	(3,738)	(6,198)
Total stockholders' equity	334,212	337,629	343,017	344,827	344,568
Total liabilities and stockholders' equity	$2,495,328	$2,470,287	$2,462,276	$2,478,116	$2,491,798

Shares outstanding at period-end	17,155,322	17,631,011	18,098,141	18,313,425	18,641,966
Book value per common share(1)	$19.48	$19.15	$18.95	$18.83	$18.48
Tangible book value per common share(2)	13.35	13.17	13.11	13.02	12.76

(1)	Stockholders' equity divided by as-converted common shares outstanding
(2)	A non-GAAP financial measure defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding.

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Consolidated assets increased $33.05 million, or 1.34%, as of June 30, 2016, compared to December 31, 2015. The change in consolidated assets was primarily driven by a $94.58 million increase in net loans offset by a $43.47 million decrease in securities available for sale and a $7.49 million decrease in cash and cash equivalents. Consolidated liabilities increased $41.86 million, or 1.98%, as of June 30, 2016, compared to December 31, 2015. The change in consolidated liabilities was driven by a $75.00 million increase in FHLB borrowings and $42.00 million increase in federal funds purchased offset by a $48.84 million decrease in total deposits, primarily due to time deposits, and $25.22 million decrease in securities sold under agreements to repurchase.

Stockholders’ equity decreased $8.81 million, or 2.57%, as of June 30, 2016, compared to December 31, 2015. The Company repurchased 981,551 common shares at a weighted average cost of $19.52 per share and paid a cash dividend of $0.28 per common share during the first six months of 2016. Book value per common share increased $0.53 to $19.48 and tangible book value per common share increased $0.24 to $13.35 as of June 30, 2016, compared to December 31, 2015. The Company significantly exceeds regulatory “well capitalized” targets as of June 30, 2016.

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Asset Quality

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2016	2016	2015	2015	2015
Allowance for Loan Losses
Beginning balance	$20,467	$20,233	$20,127	$20,258	$20,252
Provision for loan losses charged
to operations	722	1,187	434	381	276
(Recovery of) provision for loan losses recorded
through the FDIC indemnification asset	(10)	9	-	(75)	-
Charge-offs	(691)	(1,228)	(805)	(689)	(673)
Recoveries	611	266	477	252	403
Net charge-offs	(80)	(962)	(328)	(437)	(270)
Ending balance	$21,099	$20,467	$20,233	$20,127	$20,258

Nonperforming Assets
Non-covered nonperforming assets
Nonaccrual loans	$16,626	$16,196	$17,847	$17,100	$15,936
Accruing loans past due 90 days or more	64	243	-	3	-
Troubled debt restructurings ("TDRs")(1)	115	158	73	74	-
Total non-covered nonperforming loans	16,805	16,597	17,920	17,177	15,936
OREO	4,187	5,313	4,873	5,088	7,434
Total non-covered nonperforming assets	$20,992	$21,910	$22,793	$22,265	$23,370

Covered nonperforming assets
Nonaccrual loans	$680	$1,955	$647	$815	$1,062
Accruing loans past due 90 days or more	-	-	-	-	-
Total covered nonperforming loans	680	1,955	647	815	1,062
OREO	2,017	2,279	4,034	4,079	5,382
Total covered nonperforming assets	$2,697	$4,234	$4,681	$4,894	$6,444

Additional Information
Performing TDRs(2)	$13,562	$13,474	$13,889	$13,965	$13,841
Total TDRs(3)	13,677	13,632	13,962	14,039	13,841

Non-covered ratios
Nonperforming loans to total loans	0.97%	0.98%	1.10%	1.07%	1.02%
Nonperforming assets to total assets	0.87%	0.92%	0.96%	0.93%	0.98%
Non-PCI allowance to nonperforming loans	125.48%	123.17%	112.61%	117.06%	126.41%
Non-PCI allowance to total loans	1.22%	1.21%	1.24%	1.26%	1.29%
Annualized net charge-offs to average loans	0.02%	0.23%	0.08%	0.11%	0.07%

Total ratios
Nonperforming loans to total loans	0.97%	1.05%	1.09%	1.06%	1.02%
Nonperforming assets to total assets	0.95%	1.06%	1.12%	1.10%	1.20%
Allowance for loan losses to nonperforming loans	120.67%	110.32%	108.97%	111.87%	119.18%
Allowance for loan losses to total loans	1.17%	1.16%	1.19%	1.19%	1.22%
Annualized net charge-offs to average loans	0.02%	0.22%	0.08%	0.10%	0.06%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing total TDRs

The allowance for loan losses increased $866 thousand, or 4.28%, to $21.10 million as of June 30, 2016, compared to December 31, 2015. As of June 30, 2016, $21.09 million of the allowance was attributed to the non-PCI loan portfolio and $12 thousand was attributed to the PCI loan portfolio.

The provision for loan losses charged to operations increased $446 thousand to $722 thousand, for the second quarter of 2016 compared to the same quarter of 2015. The recovery of loan losses recorded through the FDIC indemnification asset totaled $10 thousand during the second quarter of 2016 compared to no activity for the same quarter of 2015. Net charge-offs decreased $190 thousand, or 70.37%, for the second quarter of 2016, compared to the same quarter of 2015. Annualized net charge-offs to average non-covered loans improved 5 basis points to 0.02% for the second quarter of 2016 compared to the same quarter of 2015. Non-covered loans and OREO are those assets not covered by FDIC loss share agreements.

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Non-covered nonaccrual loans decreased $1.22 million, or 6.84%, as of June 30, 2016, compared to December 31, 2015. Non-covered nonaccrual loans as a percentage of total non-covered loans improved 14 basis points to 0.96% as of June 30, 2016, compared to December 31, 2015. Non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans improved 46 basis points to 1.26% as of June 30, 2016, from 1.72% as of December 31, 2015.

Non-covered nonperforming assets decreased $1.80 million, or 7.90%, as of June 30, 2016, compared to December 31, 2015, and non-covered assets as a percent of total non-covered assets improved 9 basis points to 0.87%. As of June 30, 2016, total nonperforming assets consisted of $17.31 million in nonaccrual loans, $64 thousand in accruing loans 90 days or more past due, $115 thousand in unseasoned, accruing troubled debt restructurings, and $6.20 million in OREO. In comparison, total nonperforming assets consisted of $18.49 million in nonaccrual loans, $73 thousand in unseasoned, accruing troubled debt restructurings, and $8.91 million in OREO as of December 31, 2015.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance. The Company’s non-GAAP financial measure presented in this release include core earnings, the efficiency ratio, tangible book value per common share, average tangible common equity, and normalized net interest margin. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results. Management believes that the efficiency ratio provides important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions. The reconciliations of these measures to GAAP measures are provided within this news release.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 48 branch banking locations throughout Virginia, West Virginia, North Carolina, and Tennessee as of June 30, 2016. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management and the Bank’s Trust Division, which collectively managed $770 million in combined assets as of June 30, 2016. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 9 insurance locations throughout Virginia, West Virginia, and North Carolina as of June 30, 2016. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.50 billion as of June 30, 2016. Additional investor information is available on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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